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                        NUTTER, McCLENNEN & FISH, LLP
                                                                    EXHIBIT 5
                               ATTORNEYS AT LAW


                           ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS 02110-2699

              TELEPHONE: 617 439-2000   FACSIMILE: 617 973-9748

CAPE COD OFFICE                                             DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS



                                 March 22, 1996
                                 12742-398


Meditrust
197 First Avenue
Needham, MA 02194


Gentlemen:

         Reference is made to the Registration Statement on Form S-8 (the "Registration Statement"), which Meditrust, a Massachusetts business trust (the "Company"), has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 7,435 shares of beneficial interest, without par value (the "Shares"), of the Company issuable pursuant to that certain Agreement dated as of March 8, 1996 between the Company and Robert Cataldo (the "Agreement").

         We have acted as counsel for the Company in connection with the Registration Statement and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, registration, sale and issuance of the Shares. We have examined the Restated Declaration of Trust and By-laws of the Company and all amendments thereto, and certificates of public officials and such other documents, records and materials as we have deemed necessary in connection with this opinion letter. Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, trustees and agents, we are of the opinion that, upon issuance in compliance with the terms of the Agreement, the Shares will be duly and validly issued, fully paid and non-assessable.

         We understand that this opinion letter is to be used in connection with the Registration Statement as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended. It is understood that this opinion letter is to be used in connection with the offer and sale of the Shares only while the


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NUTTER, McCLENNEN & FISH, LLP

  Meditrust
  March 22, 1996
  Page 2

  Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                Very truly yours,



                                Nutter, McClennen & Fish, LLP

  PRE/DGK/dmp